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                                                                 EXHIBIT 3.1(f)

       CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                OF

           SERIES D INDEX EXCHANGEABLE PREFERRED STOCK

                                OF

                        KEMPER CORPORATION







                Pursuant to Section 151(g) of the
                  General Corporation Law of the
                        State of Delaware







May 28, 1993

            CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
              OF SERIES D INDEX EXCHANGEABLE PREFERRED STOCK,
                             WITHOUT PAR VALUE,
                                     OF

                             KEMPER CORPORATION

           Pursuant to Section 151(g) of the General Corporation
                        Law of the State of Delaware

     THE UNDERSIGNED, John H. Fitzpatrick, Executive Vice President, and Kathleen A. Gallichio, General Counsel and Corporate Secretary, of KEMPER CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation" or the "Company"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     FIRST: That, pursuant to the authority conferred upon the Board of Directors in accordance with the provisions of Part I of Article Fourth of the Second Restated Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, on May 12, 1993, adopted the following resolution creating a series of 100,000 shares of Preferred Stock of the Corporation designated as "Series D Index Exchangeable Preferred Stock, without par value":

          FURTHER RESOLVED: That, pursuant to the authority vested in this Board of Directors in accordance with the provisions of Part I of Article FOURTH of this Company's Second Restated Certificate of

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     Incorporation, as amended, a series of Series D Index Exchangeable
     Preferred Stock of the Company is hereby created and authorized, and the designation, amount and stated value of such series of Preferred Stock and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereon, are as set forth in Exhibit A to these resolutions which, for all purposes, shall be deemed to be a part hereof; and


     SECOND: That, the following is a true and correct copy of the provisions set forth in Exhibit A to the foregoing resolution:

SECTION 1.     DESIGNATION, AMOUNT AND STATED VALUE.

     The shares of such series shall be designated as "Series D Index Exchangeable Preferred Stock, without par value" and the number of shares constituting such series shall be 100,000 shares. The stated value of the Series D Index Exchangeable Preferred Stock shall be $450.19 per share, the original per share issue price (the "Stated Value").

SECTION 2.     DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the shares of the Series D Index Exchangeable Preferred Stock with respect to dividends, the holders of shares of the Series D Index Exchangeable Preferred Stock shall be entitled to receive, but only when, as and if declared by the Board of Directors of the Corporation out of funds legally available for such purpose, cumulative monthly dividends payable in cash on the last business day of each month in each year (each such date being referred to herein as a "Monthly Dividend Date"), commencing on June 30, 1993, in an amount per share (rounded to the nearest cent) equal to the Monthly Dividend Amount (as hereinafter defined).

     (B) The "Monthly Dividend Amount" shall mean, with respect to any Monthly Dividend Date, the sum of (i) the aggregate amount of dividends paid on one unit of the Market Index (as hereinafter defined) in the full calendar month immediately preceding the month of such Monthly Dividend Date, as such aggregate amount of dividends is reported in the S&P 500 Information Bulletin or any successor publication, plus (ii) an amount equal to $0.94; provided, however, that (a) if the Corporation's senior unsecured debt is rated less than BBB- by Standard & Poor's Corporation or less than Baa3 by Moody's Investors Service on any dividend declaration date, the amount referred to in the foregoing clause (ii) shall be increased to $1.50, (b) if the Corporation's senior unsecured debt is rated BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investors Service on any dividend declaration date, the amount referred to in the foregoing clause (ii) shall be increased to $1.13 and (c) the aggregate annual dividends in respect of a share of Series D Index Exchangeable Preferred Stock shall not in any event be less than $19.13. The "Market Index" shall be the S&P 500 Index or, in the event that the S&P 500 Index shall cease to be published, then the Market Index shall be the most reasonably comparable successor market index as shall be determined by an investment banking firm of recognized national standing, which investment banking firm shall be mutually satisfactory to the Corporation and the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the Series D Index Exchangeable Preferred Stock then outstanding (the "Successor Index"). From and after the date on which the S&P 500 Index ceases to be published (the "Substitution Date"), all calculations under Section 7 or

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Section 8 hereof of the Market Index shall be adjusted by multiplying the
Market Index by the Adjustment Factor (as hereinafter defined). The "Adjustment Factor" shall mean the quotient (expressed as a percentage) of
(i) the closing price, as reported in The Wall Street Journal or any successor publication, of the S&P 500 Index for the business day immediately preceding the Substitution Date, divided by (ii) the closing price, as reported in The Wall Street Journal or any successor publication, of the Successor Index for the business day immediately preceding the Substitution Date.

     (C) Dividends shall begin to accrue on a daily basis and be cumulative on any outstanding shares of Series D Index Exchangeable Preferred Stock from the date of issue of such shares of Series D Index Exchangeable Preferred Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Index Exchangeable Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors of the Corporation may fix a record date for the determination of holders of shares of Series D Index Exchangeable Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

     (D) In connection with the determination of the amount of dividends accruing with respect to any Exchange Date (as defined in Section 7(B) hereof) or Redemption Date (as defined in Section 8 hereof) which, in either case, is not a Monthly Dividend Date, the amount of any such dividends shall be determined by multiplying (x) the Monthly Dividend Amount determined for the immediately preceding Monthly Dividend Date by
(y) the quotient (expressed as a percentage) of (1) the number of days which have elapsed since the immediately preceding Monthly Dividend Date (excluding such Monthly Dividend Date itself) up to and including the Exchange Date or Redemption Date, as the case may be, divided by (2) the number of days in the month in which such Exchange Date or Redemption Date, as the case may be, occurs.

SECTION 3.     VOTING RIGHTS.

     Except as otherwise required by law or by the Corporation's Second Restated Certificate of Incorporation, as amended or restated from time to time (the "Certificate of Incorporation"), the holders of Series D Index Exchangeable Preferred Stock shall not be entitled to vote on any matter except as follows:

          (A) So long as any shares of the Series D Index Exchangeable Preferred Stock are outstanding, the Corporation shall not, without first obtaining the consent of the holders of at least 66-2/3% of the shares of the Series D Index Exchangeable Preferred Stock then outstanding, voting as a separate class, either expressed in writing or by affirmative vote at a meeting called for that purpose:

               (i) alter or change the rights, preferences or privileges of the shares of the Series D Index Exchangeable Preferred Stock, or otherwise amend, alter or repeal any provision of the Certificate of Incorporation so as to adversely affect the rights, preferences or privileges of the Series D Index
          Exchangeable Preferred Stock;

               (ii) increase the authorized number of shares of the

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          Series D Index Exchangeable Preferred Stock;

               (iii) create any new class or series of stock, or any other securities convertible into equity securities of the Corporation, that would rank senior to the Series D Index Exchangeable Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up of the Corporation; or

               (iv) reclassify any class or series of stock so that such class or series ranks senior to the Series D Index Exchangeable Preferred Stock as to dividends or rights upon dissolution, liquidation or winding up of the Corporation.

The class voting rights set forth herein are in addition to, and shall not be limited in any way by, the voting rights set forth in Article Fourth of the Certificate of Incorporation.

     (B) If at any time either (i) dividends on any shares of the Series D Index Exchangeable Preferred Stock shall not have been declared and paid in an amount equal to eighteen (18) full monthly dividends thereon or (ii) the Corporation shall fail to issue Freely-Tradeable (as defined in Section 7(A)(i) hereof) shares of Common Stock (as defined in
Section 7(A)(i) hereof) required to be issued in connection with any exchange of the shares of the Series D Index Exchangeable Preferred Stock required pursuant to Section 7 hereof, and has not exercised its rights with respect to redemption of such shares of Series D Index Exchangeable Preferred Stock under Section 8 hereof, the occurrence of either of such events shall mark the beginning of a period (herein called a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all monthly dividend periods theretofore ended on all shares of the Series D Index Exchangeable Preferred Stock then outstanding shall have been declared and paid or set apart for payment or until such time as the Corporation shall issue such Freely-Tradeable shares of Common Stock pursuant to Section 7 hereof or such previously issued shares of Common Stock shall become Freely-Tradeable or the Company shall exercise its rights under Section 8 hereof with respect to the shares of Series D Index Exchangeable Preferred Stock required to be exchanged pursuant to said
Section 7 and shall have paid the Redemption Price (as defined in Section 8 hereof), as the case may be. During each Default Period, all holders of shares of the Series D Index Exchangeable Preferred Stock, voting as a class, shall have the right to elect two (2) Directors to the Board of Directors of the Corporation.

     During an existing Default Period, such voting right of the holders of shares of the Series D Index Exchangeable Preferred Stock may be exercised initially at a special meeting called pursuant to this Section 3 or at any annual meeting of stockholders; provided, however, that neither such voting right nor the right of the holders of any other series of Preferred Stock of the Corporation, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of not less than ten percent (10%) in number of shares of the Preferred Stock of the Corporation then outstanding shall be present in person or by proxy at any such meeting. The absence of a quorum of the holders of Common Stock shall not affect the exercise by any holders of Preferred Stock of the Corporation of such voting right. At any meeting at which the holders of shares of the Series D Index Exchangeable Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors of the Corporation as may then exist up to two (2) Directors or, if such right is exercised at an annual

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meeting, to elect two (2) Directors to the Board of Directors of the
Corporation. If the number of Directors which may be so elected at any special meeting does not amount to the required number, the holders of shares of the Series D Index Exchangeable Preferred Stock shall have the right, voting as a class, to make such increase in the number of Directors then constituting the Board of Directors of the Corporation as shall be necessary to permit the election by such holders of the required number. After the holders of the shares of the Series D Index Exchangeable Preferred Stock shall have exercised their right to elect Directors in any Default Period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of shares of the Series D Index Exchangeable Preferred Stock as herein provided or pursuant to the rights of the holders of any equity securities of the Corporation ranking senior to or equally with the Series D Index Exchangeable Preferred Stock.

     During an existing Default Period, unless the holders of shares of the Series D Index Exchangeable Preferred Stock shall have previously exercised their right to elect Directors, the Board of Directors of the Corporation may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of the Series D Index Exchangeable Preferred Stock then outstanding may request, the calling of a special meeting of the holders of shares of the Series D Index Exchangeable Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President or Chief Executive Officer, any Executive Vice President, Senior Vice President or Vice President or the Corporate Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of shares of the Series D Index Exchangeable Preferred Stock are entitled to vote pursuant to this
Section 3 shall be given to each holder of record of shares of the Series D Index Exchangeable Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of the Series D Index Exchangeable Preferred Stock then outstanding. Notwithstanding the provisions of this Section 3, no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders of the Corporation.

     During an existing Default Period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors then constituting the Board of Directors of the Corporation until the holders of shares of the Series D Index Exchangeable Preferred Stock shall have exercised their right, voting as a class, to elect two (2) Directors, after the exercise of which right (x) the Directors so elected by the holders of shares of the Series D Index Exchangeable Preferred Stock (the "Series D Directors") shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period, and (y) any vacancy in the office of a Series D Director may (except as provided in this Section 3) be filled by the remaining Series D Director pursuant to an instrument in writing executed by the remaining Series D Director and filed with the Corporation. References in this Section 3 to Directors elected by the holders of a particular class of stock shall include any Director elected by any Director to fill vacancies as provided in clause (y) of the foregoing sentence.

     Immediately upon the expiration of a Default Period, (x) the right of the holders of shares of the Series D Index Exchangeable Preferred Stock,

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voting as a class, to elect Directors shall cease, (y) the term of any
Series D Directors shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws of the Corporation). Any vacancies in the Board of Directors of the Corporation effected by the provisions of clauses (y) and (z) of the foregoing sentence may be filled by a majority of the remaining Directors.

     (C) So long as any shares of the Series D Index Exchangeable Preferred Stock are outstanding, the Corporation shall not, without first obtaining the affirmative vote or consent of the holders of at least a majority of the shares of the Series D Index Exchangeable Preferred Stock then outstanding, voting as a separate class, either expressed in writing or by affirmative vote at a meeting called for that purpose, enter into any consolidation or merger wherein the Corporation is not the surviving or continuing corporation unless, concurrently with such consolidation or merger, the Corporation shall, at its option, either (i) redeem (on the effective date of, and subject to the consummation of, such consolidation or merger) all shares of the Series D Index Exchangeable Preferred Stock then outstanding in accordance with the provisions of Section 8 hereof or
(ii) cause to be issued and delivered to each holder of the Series D Index Exchangeable Preferred Stock in exchange for the Series D Index Exchangeable Preferred Stock, shares of preferred stock of the surviving or continuing corporation (after giving effect to such consolidation or merger) having designations, preferences and rights substantially identical, in the good faith determination of the Board of Directors of the Corporation, to the designations, preferences and rights of the Series D Index Exchangeable Preferred Stock; and, in any case, appropriate adjustment (as determined by the Board of Directors of the Corporation) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series D Index Exchangeable Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares of stock thereafter deliverable upon the exchange of such shares of preferred stock issued in exchange for the Series D Index Exchangeable Preferred Stock.

      (D) Except as specifically set forth herein or as otherwise required by applicable law, holders of shares of the Series D Index Exchangeable Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

SECTION 4.   CERTAIN RESTRICTIONS.

     (A) Whenever monthly dividends payable on the Series D Index Exchangeable Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Index Exchangeable Preferred Stock then outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends (other than dividends payable solely in shares of the Common Stock and/or any other class or series of stock ranking junior to the Series D Index Exchangeable Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up) on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any

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          shares of stock of the Corporation ranking junior (either as to dividends or rights upon liquidation, dissolution or winding up) to the Series D Index Exchangeable Preferred Stock;

               (ii) declare or pay dividends (other than dividends payable solely in shares of the Common Stock and/or any other class or series of stock ranking junior to the Series D Index Exchangeable Preferred Stock as to dividends and rights upon liquidation, dissolution or winding up) on or make any other distribution on any shares of stock of the Corporation ranking on a parity (either as to dividends or rights upon liquidation, dissolution or winding up) with the Series D Index Exchangeable Preferred Stock, except dividends paid ratably on the Series D Index Exchangeable Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem, purchase or otherwise acquire for consideration shares of any stock of the Corporation ranking on a parity (either as to dividends or rights upon liquidation, dissolution or winding up) with the Series D Index Exchangeable Preferred Stock; provided; however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or rights upon dissolution, liquidation or winding up) to the Series D Index Exchangeable Preferred Stock; or

               (iv) redeem, purchase or otherwise acquire for consideration any shares of the Series D Index Exchangeable Preferred Stock, or any shares of stock of the Corporation ranking on a parity with the Series D Index Exchangeable Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors of the Corporation) to all holders of such shares upon such terms as the Board of Directors of the Corporation, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes;

provided, however, that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of the Common Stock or shares of any class or series of stock ranking junior to the Series D Index Exchangeable Preferred Stock (either as to dividends or rights upon liquidation, dissolution or winding up) in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of the Common Stock or other shares of stock of any class or series ranking junior to the Series D Index Exchangeable Preferred Stock (as to dividends and rights upon liquidation, dissolution or winding up).

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
(A) of this Section 4, redeem, purchase or otherwise acquire such shares at such time and in such manner.

SECTION 5.     REACQUIRED SHARES.

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     Shares of the Series D Index Exchangeable Preferred Stock which have been redeemed, purchased or otherwise acquired by the Corporation pursuant to Section 7 or Section 8 hereof or otherwise shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock, and shall be reissued only as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors of the Corporation or as part of any other series of Preferred Stock the terms of which do not prohibit such reissue, and shall not be reissued as part of the Series D Index Exchangeable Preferred Stock.

SECTION 6.     LIQUIDATION, DISSOLUTION OR WINDING UP.

     Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Index Exchangeable Preferred Stock unless, prior thereto, the holders of shares of the Series D Index Exchangeable Preferred Stock shall have received the Stated Value plus an amount equal to accrued and unpaid dividends and distributions on such share of the Series D Index Exchangeable Preferred Stock, whether or not declared, to the date of such payment (the "Series D Liquidation Preference"). If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series D Index Exchangeable Preferred Stock shall be insufficient to pay in full the Series D Liquidation Preference and the liquidation preference with respect to any shares of stock which rank on a parity with the Series D Index Exchangeable Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation then outstanding, then such assets, or the proceeds thereof, shall be distributed among such holders of the Series D Index Exchangeable Preferred Stock and any such shares of stock which rank on a parity with the Series D Index Exchangeable Preferred Stock as to rights upon liquidation, dissolution or winding up of the Corporation ratably in accordance with the respective amounts which would be payable on such shares of the Series D Index Exchangeable Preferred Stock and any other such stock if all amounts payable thereon were paid in full.

     Upon any liquidation, dissolution or winding up of the Corporation, after payment of the Series D Liquidation Preference shall have been made in full as provided in this Section 6, but not prior thereto, the Common Stock or any other series or class of stock ranking junior to the Series D Index Exchangeable Preferred Stock as to rights upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed and the Series D Index Exchangeable Preferred Stock shall not be entitled to share therein.

SECTION 7.     EXCHANGE.

     (A) The Series D Index Exchangeable Preferred Stock may be exchanged as follows:

          (i) Exchange at the Option of the Corporation. Each share of Series D Index Exchangeable Preferred Stock shall be exchangeable, at the option of the Corporation, at any time and from time to time on any business day on or after the first business day of the thirty-first month after the date of issue thereof and prior to October 1, 1996, at the principal office of the Corporation located in Long Grove, Illinois, or at the offices of such duly appointed

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     transfer agent for the Series D Index Exchangeable Preferred Stock, if
     any, as the Board of Directors of the Corporation may from time to time determine, into such number of Freely-Tradeable (as hereinafter defined), validly issued, fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock, $5.00 par value per share, of the Corporation ("Common Stock") as is determined by multiplying (x) 1.10 by (y) the Exchange Rate (as hereinafter defined) in effect as of the applicable Exchange Date (as defined in Section 7(B) hereof); provided, however, that (1) no such optional exchange shall be made by the Corporation on more than one occasion during any calendar month and (2) the aggregate number of shares of the Series D Index Exchangeable Preferred Stock to be exchanged on such occasion shall not exceed 5% of the aggregate number of shares of the Series D Index Exchangeable Preferred Stock originally issued. Any optional exchange of Series D Index Exchangeable Preferred Stock pursuant to this Section 7(A)(i) shall be accompanied by a payment in an amount equal to all accrued and unpaid dividends up to and including the Exchange Date thereof. The term "Freely-Tradeable" shall mean, with respect to shares of Common Stock issuable upon exchange of the Series D Index Exchangeable Preferred Stock, shares that either (y) are registered under the Securities Act of 1933, as amended (the "Act"), or (z) may immediately be re-sold to the public pursuant to an available exemption from the registration requirements of the Act. In addition, the term "Freely-Tradeable" shall include shares of Common Stock which are otherwise permitted to be immediately sold publicly by the recipient thereof except that such shares exceed, as of the date of delivery thereof, the volume limitations applicable to the number of shares of Common Stock which may be immediately re-sold by the holder thereof pursuant to Rule 144 under the Act if the applicability of such volume limitations is solely attributable to such holder being deemed to be an affiliate of the Corporation for any reason (including, but without limitation, the ownership or acquisition of any other securities of the Corporation by such holder or such holder having representation on the Board of Directors of the Corporation) other than solely as a result of the receipt by such holder of shares of Common Stock of the Corporation issued in connection with any exchange of shares of Series D Index Exchangeable Preferred Stock.

     The exchange rate at which shares of Common Stock shall be delivered upon exchange of each share of the Series D Index Exchangeable Preferred Stock (the "Exchange Rate") shall equal the quotient (expressed as a percentage) of (y) the Current Market Price of the Market Index (as hereinafter defined) determined as of the applicable Exchange Date divided by (z) the Current Market Price of the Common Stock (as hereinafter defined) determined as of the applicable Exchange Date. The "Current Market Price of the Market Index" shall mean, as of the date of any determination thereof, the closing price, as reported in The Wall Street Journal or any successor publication, of the Market Index for the business day immediately preceding the date of determination. The "Current Market Price of the Common Stock" shall mean, as of the date of any determination thereof, the closing price, as reported on the New York Stock Exchange (the "NYSE") Composite Tape, of shares of Common Stock for the most recent business day preceding the date of determination on which shares of the Common Stock were traded on the NYSE.

          (ii) Exchange at the Option of the Holder. Each share of Series D Index Exchangeable Preferred Stock shall be exchangeable, at the option of the holder thereof, at any time or from time to time on any business day on or after the first business day of the forty-ninth month after the date of issue thereof, at the principal office of the Corporation located in Long Grove, Illinois, or at the offices of such duly appointed transfer agent for the Series D Index Exchangeable Preferred Stock, if any, as the Board of Directors of the Corporation may from time to time determine, into such number of Freely-Tradeable, validly issued, fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock as is determined by multiplying (x) 1.10 by (y) the Exchange Rate in effect as of the applicable Exchange Date; provided, however, that no such exchange may be made by any such holder unless the aggregate number of shares of Common Stock issuable upon such exchange is not less than 200,000 shares or such exchange is made with respect to all of the shares of the Series D Index Exchangeable Preferred Stock then held by such holder; and provided, further, that upon receipt of a Holder Exchange Notice (as defined in Section 7(B) hereof) the Corporation may, at its option, redeem such shares of the Series D Index Exchangeable Preferred Stock in accordance with Section 8 hereof on the Holder Exchange Date (as defined in Section 7(B) hereof) specified in such Holder Exchange Notice.

               (iii) Required Exchanges. Subject to the conditions set forth in the proviso to the next sentence, and after giving effect to any prior (y) optional exchange of shares of the Series D Index Exchangeable Preferred Stock pursuant to Section 7(A)(i) or
     Section 7(A)(ii) hereof and (z) optional redemption of shares of the Series D Index Exchangeable Preferred Stock pursuant to Section 8 hereof, the Corporation shall be required to effect exchanges of shares of the Series D Index Exchangeable Preferred Stock on each Required Exchange Date (as hereinafter defined) in an amount such that the percentage of the shares of the Series D Index Exchangeable Preferred Stock originally issued which remain outstanding does not exceed the percentage set forth in the right-hand column below as of the date set forth opposite such percentage in the left-hand column below (after giving effect to any exchange of shares of the Series D Index Exchangeable Preferred Stock on the date set forth in the left-hand column below) (each such date set forth in the left-hand column below being herein referred to as a "Required Exchange Date"):

                                         MAXIMUM
               LAST BUSINESS DAY OF      PERCENTAGE
               October, 1996                  95%
               November, 1996                 90%
               December, 1996                 85%
               January, 1997                  80%
               February, 1997                 75%
               March, 1997                    70%
               April, 1997                    65%
               May, 1997                      60%
               June, 1997                     55%
               July, 1997                     50%
               August, 1997                   45%
               September, 1997                40%
               October, 1997                  35%
               November, 1997                 30%
               December, 1997                 25%
               January, 1998                  20%

               February, 1998                 15%
               March, 1998                    10%
               April, 1998                     5%
               May, 1998                       0%

     The number of Freely-Tradeable, validly issued, fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock required to be issued in connection with any exchange required pursuant to this Section 7(A)(iii) shall be determined by multiplying (x) 1.10 by (y) the number of shares of the Series D Index Exchangeable Preferred Stock to be exchanged at such time by (z) the Exchange Rate in effect as of the applicable Required Exchange Date; provided, however, that (1) no such required exchange may be made by the Corporation on any day other than the last business day of any calendar month beginning on or after the first day of October, 1996, and (2) the aggregate number of shares of the Series D Index Exchangeable Preferred Stock to be exchanged on any Required Exchange Date shall not exceed 5% of the aggregate number of shares of the Series D Index Exchangeable Preferred Stock originally issued. Any required exchange of Series D Index Exchangeable Preferred Stock pursuant to this Section 7(A)(iii) shall be accompanied by a payment in an amount equal to all accrued and unpaid dividends up to and including the Required Exchange Date thereof.

     (B) Mechanics of Exchange. At any time the Corporation exercises its exchange option described in Section 7(A)(i) hereof, the Corporation shall transmit written notice to each holder of shares of the Series D Index Exchangeable Preferred Stock to be exchanged (by facsimile or other electronic transmission device capable of creating a written record to the facsimile transmission number of such holder set forth in the books of the Corporation) of the Corporation's optional exchange of shares of the Series D Index Exchangeable Preferred Stock (the "Corporation Exchange Notice") and shall state therein (i) the number of shares of the Series D Index Exchangeable Preferred Stock held by such holder to be exchanged and (ii) the date on which such exchange shall occur (the "Corporation Exchange Date"), which date shall be not less than fifteen (15) days after the date such Corporation Exchange Notice is transmitted by the Corporation.
At any time any holder of shares of the Series D Index Exchangeable Preferred Stock desires to exercise its exchange option described in
Section 7(A)(ii) hereof, such holder shall transmit written notice to the Corporation (by facsimile or other electronic transmission device capable of creating a written record to the facsimile transmission number of the Corporation provided in writing to such holder) of such holder's election to exchange shares of the Series D Index Exchangeable Preferred Stock (the "Holder Exchange Notice") and shall state therein (i) the number of shares of the Series D Index Exchangeable Preferred Stock to be exchanged and (ii) the date on which such exchange shall occur (the "Holder Exchange Date"), which date shall be not less than fifteen (15) days after the date such Holder Exchange Notice is transmitted by such holder.

     "Notice Date" shall mean (i) in the case of an exchange or a redemption by the Corporation pursuant to this Section 7 or Section 8 hereof, the date on which the Corporation transmits in the manner herein provided (prior to 12:00 Noon New York time) the required Corporation Exchange Notice or the required Redemption Notice (as defined in Section 8 hereof), as the case may be, and (ii) in the case of an exchange by a holder of shares of the Series D Index Exchangeable Preferred Stock pursuant to this Section 7, the date on which such holder transmits in the manner herein provided (prior to 12:00 Noon New York time) the required

Holder Exchange Notice. "Exchange Notice" shall mean the applicable Corporation Exchange Notice or the applicable Holder Exchange Notice, as the case may be. "Exchange Date" shall mean and include (i) the applicable Corporation Exchange Date, (ii) the applicable Holder Exchange Date or
(iii) the applicable Required Exchange Date, as the case may be. Any notice which is transmitted in the manner herein provided shall be conclusively presumed to have been duly given and delivered for all purposes whether the holder receives the notice or not.

     On the applicable Exchange Date, the outstanding shares of the Series D Index Exchangeable Preferred Stock designated in the related Exchange Notice to be exchanged (or, in the case of a Required Exchange Date, the outstanding shares of the Series D Index Exchangeable Preferred Stock designated in Section 7(A)(iii) hereof to be exchanged) shall be deemed to have been exchanged (and shall be deemed to be no longer outstanding for the purpose of voting, accruing dividends or determining the total number of shares entitled to vote on any matter or for any other purpose) without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such exchange unless certificates evidencing such shares of the Series D Index Exchangeable Preferred Stock being exchanged are delivered to either the Corporation or its transfer agent, as hereinafter provided, or the holder of such shares of the Series D Index Exchangeable Preferred Stock notifies the Corporation or its transfer agent, as hereinafter provided, that such certificates have been lost, stolen or destroyed and executes and delivers to the Corporation an agreement satisfactory in form and substance to the Corporation to indemnify the Corporation from any loss incurred by the Corporation in connection therewith. Upon any exchange of shares of the Series D Index Exchangeable Preferred Stock as aforesaid, the holders of such shares of the Series D Index Exchangeable Preferred Stock shall surrender the certificates representing such shares at the principal office of the Corporation located in Long Grove, Illinois or at its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in such name as is shown on such surrendered certificate or certificates, or as such holder shall direct in writing, a certificate or certificates for the number of shares of Common Stock into which such shares of the Series D Index Exchangeable Preferred Stock of such holder were exchanged on such Exchange Date. All such shares of Common Stock delivered in exchange for such shares of the Series D Index Exchangeable Preferred Stock shall be Freely-Tradeable, validly issued, fully paid and non-assessable. Any such exchange shall be deemed to have been made on the Exchange Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such Exchange Date.

     In order to facilitate the exchange of any shares of the Series D Index Exchangeable Preferred Stock that may be chosen by the Corporation for exchange as provided in Section 7(A)(i) or Section 7(A)(iii) hereof, the Board of Directors of the Corporation shall be authorized to fix a record date with respect to such exchange, which record date shall not be more than 60 days prior to the applicable Exchange Date. In the case of the exchange of less than all of the shares of the Series D Index Exchangeable Preferred Stock at the time outstanding pursuant to
Section 7(A)(i) or Section 7(A)(iii) hereof, the shares so to be exchanged shall be selected on a pro-rata basis based on the number of shares of Series D Index Exchangeable Preferred Stock owned by each holder as of the record date.

     On and after the first day of the thirty-first month after the date of issue of the Series D Index Exchangeable Preferred Stock, and at all times thereafter, the Corporation shall reserve and keep available, out of its authorized but unissued Common Stock (or treasury shares of Common Stock), solely for the purpose of effecting the exchange of the Series D Index Exchangeable Preferred Stock, not less than twice the number of shares as shall from time to time be sufficient to effect the exchange of all shares of the Series D Index Exchangeable Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, endeavor in good faith to increase the authorized amount of its Common Stock if at the end of any fiscal quarter of the Corporation the number of shares of Common Stock remaining unissued shall not be at least twice the number of shares necessary to permit the exchange of all of the then outstanding shares of the Series D Index Exchangeable Preferred Stock.

     No fractions of shares of Common Stock are to be issued upon any exchange of the Series D Index Exchangeable Preferred Stock, but in lieu thereof the Corporation will pay therefor in cash based on the Current Market Price of the Common Stock determined as of the applicable Exchange Date.

SECTION 8.     REDEMPTION.

     The shares of the Series D Index Exchangeable Preferred Stock shall not be redeemable except as permitted by this Section 8.

     The Series D Index Exchangeable Preferred Stock shall not be redeemed prior to the first business day of the thirty-first month after the date of issue thereof, except in the case of the redemption of all outstanding shares of the Series D Index Exchangeable Preferred Stock substantially concurrently with any consolidation or merger involving the Corporation wherein the Corporation is not the surviving or continuing corporation. In the event of any such consolidation or merger or at any time on or after the first business day of the thirty-first month after the date of issue thereof, shares of the Series D Index Exchangeable Preferred Stock may be redeemed, in whole or in part at any time or from time to time on any business day, at the option of the Corporation, by a payment in cash equal to the Redemption Price (as hereinafter defined) per share. The "Redemption Price" per share shall mean the Current Market Price of the Market Index determined as of the applicable Redemption Date, plus an amount equal to all accrued and unpaid dividends on such share of the Series D Index Exchangeable Preferred Stock up to and including the Redemption Date (as hereinafter defined).

     The Corporation shall transmit written notice to each holder of shares of the Series D Index Exchangeable Preferred Stock to be redeemed (by facsimile or other electronic transmission device capable of creating a written record to the facsimile transmission number of such holder set forth in the books of the Corporation) of every such redemption of shares of the Series D Index Exchangeable Preferred Stock (the "Redemption Notice") and shall state therein (i) the number of shares of the Series D Index Exchangeable Preferred Stock held by such holder to be redeemed and
(ii) the date, which date shall be not less than fifteen (15) days (or forty-five (45) days in the case of any redemption pursuant to this Section 8 for an aggregate Redemption Price in excess of $10,000,000 (excluding amounts in respect of dividends)) after the date such Redemption Notice is transmitted by the Corporation (or, upon receipt by the Corporation of a

Holder Exchange Notice, not less than five (5) days prior to the Exchange Date designated in said Holder Exchange Notice), on which such redemption shall occur (the "Redemption Date"). Any notice which is transmitted in the manner herein provided shall be conclusively presumed to have been duly given and delivered for all purposes whether the holder receives the notice or not.

     In order to facilitate the redemption of any shares of the Series D Index Exchangeable Preferred Stock that may be chosen for redemption as provided in this Section 8, the Board of Directors of the Corporation shall be authorized to fix a record date with respect to such redemption, which record date shall not be more than 60 days prior to the applicable Redemption Date. In case of the redemption of less than all of the shares of the Series D Index Exchangeable Preferred Stock at the time outstanding, the shares so to be redeemed shall be selected on a pro-rata basis based on the number of shares of Series D Index Exchangeable Preferred Stock owned by each holder as of the record date.

     If on or before the Redemption Date specified in such Redemption Notice the Corporation shall irrevocably deposit or set aside funds sufficient to pay the aggregate Redemption Price of the shares of the Series D Index Exchangeable Preferred Stock so called for redemption, then from and after the date of such deposit or setting aside, all shares of the Series D Index Exchangeable Preferred Stock so called for redemption shall be deemed to be no longer outstanding for the purpose of voting or determining the total number of shares entitled to vote on any matter or for any other purpose. Any interest accrued on funds deposited or set aside shall be paid to the Corporation from time to time and the holders of shares to be redeemed shall have no claim to any such interest. Any funds so deposited or set aside and unclaimed at the end of one year from the applicable Redemption Date shall be repaid to the Corporation, after which the holders of the shares of the Series D Index Exchangeable Preferred Stock so called for redemption shall look only to the Corporation for payment of the amounts to which they are entitled hereunder. The holders of the shares of the Series D Index Exchangeable Preferred Stock so called for redemption shall not be entitled to receive the Redemption Price therefor until the certificates evidencing such shares of the Series D Index Exchangeable Preferred Stock shall have been delivered to either the Corporation or its transfer agent for cancellation.

     If a Redemption Notice shall have been transmitted as provided in this
Section 8, then on and after the Redemption Date (unless the Corporation shall default in making payment of the Redemption Price) all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares, including, but not limited to, the right to receive dividends thereon, shall cease and terminate notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, and the holders of such shares so called for redemption shall cease to be stockholders and shall have no interest in or claims against the Corporation except the right to receive the Redemption Price, without interest, upon surrender of their certificates for cancellation.

SECTION 9.     Ranking.

     The Series D Index Exchangeable Preferred Stock shall rank on a parity with the existing classes of Series A, Series C and Series E Preferred Stock of the Corporation and senior to the Series B Preferred Stock and the Common Stock of the Corporation as to the payment of dividends and the distribution of assets and rights upon liquidation, dissolution or winding up of the Corporation, unless the terms of any such series shall provide otherwise.

SECTION 10.    FRACTIONAL SHARES.

     The Series D Index Exchangeable Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Series D Index Exchangeable Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights of Series D Index Exchangeable Preferred Stock, without par value, has been executed as of May 28, 1993, on behalf of Kemper Corporation by the Executive Vice President of the Corporation and attested by the General Counsel and Corporate Secretary of the Corporation, who do hereby affirm, under penalties of perjury, that the foregoing Certificate is the act and deed of the Corporation and that the facts stated therein are true.

                              KEMPER CORPORATION



                              By /s/John H. Fitzpatrick
                              John H. Fitzpatrick
                              Executive Vice President

Attest:








/s/Kathleen A. Gallichio
Kathleen A. Gallichio
General Counsel and
Corporate Secretary